Exhibit 23.1

    Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statement (No. 333-286917) on Form S-3 and in the registration statements (Nos. 333-218693, 333-203857, and 333-140152) on Form S-8 of our reports dated February 23, 2026, with respect to the consolidated financial statements of Martin Midstream Partners L.P. and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP

Dallas, Texas
February 23, 2026